SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        ---------------------------------
                             Filed by the Registrant
                   Filed by a party other than the Registrant
                        ---------------------------------
                           Check the appropriate box:
    [ ] Preliminary Proxy Statement         [x] Definitive Proxy Statement
    [ ] Definitive Additional Materials     [ ] Soliciting Material Pursuant to
                                                Rule 14a-11(c) or Rule 14a-12
         [ ] Confidential, for Use of the Commission Only
             (as permitted by Rule 14a-6(e)(2))


                   -------------------------------------------
                         CAPITAL REALTY INVESTORS, LTD.

                (Name of Registrant as Specified in Its Charter)

                   -------------------------------------------

Payment of Filing Fee (Check the appropriate box):
[x]       No fee required.
[ ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
          and 0-11.
          (1)  Title of each class of securities to which  transaction  applies:
               Limited Partnership Units
          (2)  Aggregate number of securities to which transaction applies:
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
          (4)  Proposed maximum aggregate value of transaction:
          (5)  Total fee paid:
[ ]       Fee paid previously with preliminary materials.
      [ ] Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-1l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          (1)  Amount Previously Paid:
          (2)  Form, Schedule or Registration Statement No.:
          (3)  Filing Party:
          (4)  Date Filed:

                         CAPITAL REALTY INVESTORS, LTD.
                                c/o C.R.I., Inc.
                         11200 Rockville Pike, Suite 500
                           Rockville, Maryland, 20852
                                 (301) 468-9200

            IMPORTANT PARTNERSHIP MATTER -- PLEASE REVIEW AND RESPOND
                                   IMMEDIATELY

    This Consent Solicitation Statement is dated August 18, 2006 and is first being mailed to Limited Partners on or about that date

Dear Investor:

     On behalf of Capital Realty Investors, Ltd. ("CRI-I" or the "Partnership"), we are writing to request that you authorize C.R.I., Inc. ("CRI"), as the Managing General Partner of CRI-I, to receive an increased disposition fee on the sale of assets of the Partnership as an additional economic incentive for it to seek to sell certain of the assets of the Partnership.

     The Partnership holds a limited partner interest in 13 partnerships ("Local Partnerships") that own multifamily apartment complexes (an "Apartment Complex" or "Apartment Complexes"). In 11 of these Local Partnerships, the managing general partners of the Local Partnerships are not affiliated with CRI. Due to the constraints of the Local Partnership Agreements, the Apartment Complexes cannot be sold without the consent of the managing general partners of the respective Local Partnership. Consequently, the Apartment Complexes can only be marketed in cooperation with the managing general partners of the Local Partnerships. The managing general partners of the Local Partnerships may not be inclined to consent to such sales, particularly if the sale would deprive them of management fees payable to them or their affiliates. Except for the two Local Partnerships in which the managing general partner is a CRI affiliate, there can be no assurance that any of the managing general partners of the Local Partnerships would be willing to cause or consent to the sale of any of the Apartment Complexes.

     We believe that CRI is in the best position to negotiate with the Local General Partners and to maximize value in connection with a sale of the Apartment Complexes or the Partnership's interest therein. CRI has developed extensive experience negotiating with Local General Partners, directly marketing properties to qualified buyers (particularly in the specialized area of affordable housing), negotiating sales contracts and shepherding sales transactions to closing for over 50 such properties nationwide in CRI's affiliated portfolios in the past five years. We believe that the Partnership should take advantage of this experience and that CRI should be compensated at a market rate for its efforts where CRI takes such an active role in negotiating with the Local General Partners and selling the properties, in the same way that unaffiliated Local General Partners or real estate agents would be compensated for such services. The proposed amendment of the Partnership Agreement would permit such compensation at the rate of up to five percent (5%) of the gross sale price of an Apartment Complex, but would have no impact on the existing provisions in the Partnership Agreement limiting aggregate property disposition fees and commissions to the lesser of the competitive rate payable for similar services or 6% of the sales price of the Apartment Complex. In other words, if CRI receives the proposed increased disposition fee, the Limited Partners would receive the same net distribution upon the sale of Apartment Complexes as if an unrelated third party had performed the same job and received a market rate fee for its services.

     In connection with the proposed disposition fee increase, enclosed are the following:

1. Consent Solicitation Statement - This document describes the terms of the proposed disposition fee increase, consisting of a proposed amendment to the Partnership's Limited Partnership Agreement to allow the Managing General Partner to be eligible to be paid certain increased disposition fees by the Partnership, on the same basis as unaffiliated third parties, as compensation for its efforts in negotiating with Local General Partners to obtain consents to sell an Apartment Complex and marketing and selling an Apartment Complex.

2. Consent of Limited Partner and Return Envelope - Please mark your votes and sign this form and return it in the enclosed, postage-prepaid envelope or by facsimile to (212) 929-0308 by 5:00 p.m., Eastern Time, on October 17, 2006, or such later date and time as we may set.

     Because you are an investor in CRI-I, we are required to ask for your consent to authorize the increased disposition fee. Please carefully review the information in the enclosed Consent Solicitation Statement before voting.

     If you have any  questions or require  assistance  completing  the enclosed
consent  card,  please  call  CRI-I's  consent  solicitation  agent,   MacKenzie
Partners, Inc., at (800) 322-2885.


                Sincerely,                         Sincerely,

                William B. Dockser                 H. William Willoughby

     Your response to this solicitation is very important to ensure that your interests will be represented. Failure to return the enclosed consent card will have the same effect as a vote against the proposed disposition fee increase. We recommend that all Limited Partners vote "FOR" the increased disposition fee to CRI.

                                TABLE OF CONTENTS


CONSENT SOLICITATION STATEMENT.............................................1

QUESTIONS AND ANSWERS ABOUT THIS CONSENT SOLICITATION STATEMENT
  AND THE PROPOSED DISPOSITION FEE.........................................4

WHAT YOU SHOULD KNOW BEFORE VOTING ON THE DISPOSITION FEE.................10

   BACKGROUND AND REASONS FOR THE DISPOSITION FEE.........................10
   RISKS ASSOCIATED WITH THE INCREASED DISPOSITION FEE....................11
   AMENDMENT TO THE PARTNERSHIP AGREEMENT.................................12
   INTERESTS OF CERTAIN PERSONS IN THE DISPOSITION FEE....................14
   DISPOSITION FEE CONSENT SOLICITATION EXPENSES..........................19
   OTHER CONDITIONS TO THE DISPOSITION FEE................................19
   ACCOUNTING TREATMENT...................................................20
   NO APPRAISAL RIGHTS....................................................20
   REGULATORY APPROVALS...................................................20

THE PARTNERSHIP AND THE GENERAL PARTNERS..................................21

   SCHEDULE OF APARTMENT COMPLEXES OWNED BY LOCAL PARTNERSHIPS............22
   THE GENERAL PARTNERS...................................................23
   THE INITIAL LIMITED PARTNER............................................24
   FEES OF THE GENERAL PARTNERS...........................................24
   MARKET FOR THE LIMITED PARTNER UNITS...................................26

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............27

   GENERAL................................................................27
   OWNERSHIP INTEREST OF THE GENERAL PARTNERS IN THE PARTNERSHIP..........27

CONSENT PROCEDURES........................................................28

   TIMING AND VOTE TABULATION OF THE CONSENT SOLICITATION.................28
   RECORD DATE AND OUTSTANDING LIMITED PARTNER UNITS......................28
   APPROVAL DATE; AMENDMENT...............................................28
   CONSENT CARD AND VOTE REQUIRED.........................................29
   REVOCABILITY OF CONSENT................................................30
   SOLICITATION OF CONSENTS; SOLICITATION EXPENSES........................30
   EFFECT OF A FAILURE TO APPROVE THE DISPOSITION FEE.....................30

INCORPORATION BY REFERENCE................................................30


APPENDIX..................................................................32

Appendix A-- FORM OF LEGAL OPINION OF NIXON PEABODY LLP...................55

                         CAPITAL REALTY INVESTORS, LTD.
                                c/o C.R.I., Inc.
                        11200 Rockville Pike, Suite 500
                           Rockville, Maryland, 20852
                                 (301) 468-9200

                            ------------------------

                         CONSENT SOLICITATION STATEMENT

                            ------------------------

     This Consent Solicitation Statement and the enclosed consent card are being first mailed to the holders of units of limited partner interests of Capital Realty Investors, Ltd. ("CRI-I" or the "Partnership"), a District of Columbia limited partnership, on or about August 18, 2006 by the Managing General
Partner, as hereinafter defined, on behalf of the Partnership to solicit consents for approval of the following:

     The amendment of the Partnership's Limited Partnership Agreement to permit C.R.I., Inc. ("CRI") to be eligible to receive an increased property disposition fee from the Partnership on the same basis as such fees may currently be paid to Local General Partners, real estate brokers or other third party intermediaries employed to sell properties in which the Partnership holds interests, to the extent that CRI markets and sells the Partnership's assets (the "Disposition Fee").

     In this Consent Solicitation Statement, the owners of units of Additional Limited Partner interest are referred to as "Limited Partners."

         The proposal, which authorizes the Disposition Fee, will be effective only upon the approval of the holders of a majority of the outstanding Limited Partner units in the Partnership entitled to vote as of August 1, 2006. The Disposition Fee of up to 5% of the sales price of an Apartment Complex would only be payable in those circumstances where CRI actually performs some or all of the marketing and disposition services that would otherwise have been performed by, and paid to, a broker or other third party.

     CRI is the Managing General Partner of CRI-I. William B. Dockser ("Dockser") and H. William Willoughby ("Willoughby"), the current majority shareholders of CRI, are General Partners of the Partnership. Martin C. Schwartzberg, a former shareholder of CRI who retired in 1990, is also a General Partner of CRI-I, although he no longer exercises management duties. The Managing General Partner is referred to in this document as "CRI," "we" or "our." If the Disposition Fee is approved by the Limited Partners, Dockser and Willoughby will waive their respective portions of the currently authorized 1% deferred fee for their services to the Partnership payable upon a sale of a property and Mr. Schwartzberg would also be eligible to receive a portion of the Disposition Fee.

     If the holders of a majority of the outstanding Limited Partner units in the Partnership approve the Disposition Fee by marking the box entitled "FOR" on the enclosed consent card and the other conditions described herein are satisfied, then CRI will have an additional economic incentive to seek to sell certain of the assets of the Partnership and use the sales proceeds and/or other Partnership funds to pay all expenses in connection with such sales, including the Disposition Fee where applicable.

     In addition to solicitation by use of the mails, directors, officers, employees and agents of CRI may solicit consents in person or by telephone, facsimile or other means of communication. We have also engaged MacKenzie
Partners,  Inc.,  to assist in the  solicitation  and  tabulation  of  consents.
MacKenzie will receive a fee of $6,000, plus reimbursement of out-of-pocket expenses, in connection with its engagement.

     We request that each Limited Partner complete and sign the enclosed consent card and promptly return it in the enclosed postage-prepaid envelope or fax it to the Partnership's consent solicitation agent, MacKenzie Partners, at (212) 929-0308. To be counted, your properly completed consent card must be received at or before 5:00 p.m., Eastern Time, on October 17, 2006 (the "Expiration Date").

     Your vote is very important. Failure to return the enclosed consent card will have the same effect as a vote against the Disposition Fee. We recommend that all Limited Partners consent to the Disposition Fee by marking the box entitled "FOR" with respect to the proposal on the enclosed consent card. If you sign and send in the consent card but do not indicate how you want to vote as to the Disposition Fee, your consent card will be treated as voting "FOR" the proposal.

     This Consent Solicitation Statement contains forward-looking statements. Discussions containing such forward-looking statements may be found in the material set forth under "WHAT YOU SHOULD KNOW BEFORE VOTING ON THE DISPOSITION FEE" as well as within this Consent Solicitation Statement generally. In addition, when used in this Consent Solicitation Statement, the words "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements; however, not all forward-looking statements will contain such expressions. Such statements are subject to a number of risks and uncertainties. Actual results or events in the future could differ materially from those described in the forward-looking statements as a result of CRI's inability to obtain consents from Local General Partners to sell Apartment Complexes or to find suitable purchasers for the Partnership's interests in Local Partnerships or the Apartment Complexes they own, the inability to agree on an acceptable purchase price or contract terms, fluctuations in the market value of the Apartment Complexes, general economic conditions and other factors set forth in this Consent Solicitation Statement. We further caution Limited Partners that the discussion of these factors may not be exhaustive.

     We undertake no obligation to update any forward-looking statements that may be made to reflect any future events or circumstances.

     Limited Partners who vote against the Disposition Fee proposal will not have any rights of appraisal or similar rights.

     THE DISPOSITION FEE HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                              ---------------------

                              QUESTIONS AND ANSWERS
                    ABOUT THIS CONSENT SOLICITATION STATEMENT
                        AND THE PROPOSED DISPOSITION FEE
                              ---------------------


BACKGROUND

Q:   WHY HAVE I RECEIVED THIS CONSENT SOLICITATION STATEMENT?

A: You have received this Consent Solicitation Statement because CRI-I's Limited Partnership Agreement requires that the holders of a majority of the outstanding Limited Partner units in the Partnership approve the Disposition Fee. You are entitled to vote because, according to the records of the Partnership, you owned Limited Partner units in the Partnership on August 1, 2006. Even if you have sold some or all of your units since that date, if you owned units on August 1, 2006, you are entitled to vote.

THE DISPOSITION FEE

Q:   WHAT DOES THE DISPOSITION FEE INVOLVE?

A: We are proposing to increase the fee currently payable to the Managing General Partner of the Partnership for services rendered in connection with disposition of CRI-I's interests in limited partnerships ("Local Partnerships") or Apartment Complexes owned by the Local Partnerships in which CRI-I is invested. Throughout this Consent Solicitation Statement, sale of the interests in the Local Partnerships or of an Apartment Complex itself is referred to as a "sale of an Apartment Complex" or a "sale of a property". The increase in the fee is in recognition of the fact that in 11 of the 13 Local Partnerships, the managing general partners of the Local Partnerships are not affiliated with CRI and, due to the constraints of the Local Partnership Agreements, the Apartment Complexes cannot be sold without the consent of these unrelated managing general partners. The managing general partners of the Local Partnerships are often not inclined to consent to such sales, particularly if the sale would eliminate management fees payable to them or their affiliates, so CRI has to negotiate with them to obtain such consents.

     In connection with this proposal, the Partnership's Limited Partnership Agreement would be amended to permit CRI to be eligible to receive a Disposition Fee of up to 5% of the gross sale price (an increase from 2%) on the same basis that property disposition fees or other commissions would be paid to brokers or others in connection with the sale of the Apartment Complexes when CRI markets and sells one or more of the properties in which the Partnership holds an interest or the interest itself. The Partnership Agreement provides that all property disposition fees and any other commissions or fees payable upon the sale of the Apartment Complexes are subject to a fee cap equal to the lesser of the competitive rate for such services or 6% of the sales price of the Apartment Complexes. This limit on property disposition fees will not change. Therefore, in no event would the proposed amendment permitting CRI to be eligible to receive a Disposition Fee cause the existing fee cap to be exceeded or otherwise increase the fees payable by the Partnership in connection with the sales of the Partnership's properties. In other words, if CRI receives the proposed Disposition Fee, the Limited Partners would receive the same net distribution upon the sale of Apartment Complexes as if an unrelated third party had performed the same services and received a market rate fee for doing so.

     Under the Partnership  Agreement,  the individual General Partners (but not
CRI) were originally entitled to a deferred fee for their services to the Partnership payable upon the sale of a property equal to 1% of the sales price of the Apartment Complex. Such fee is not payable unless the Limited Partners have received distributions in an amount sufficient to return capital and a preferred return as described in the Partnership Agreement. In 1993, the Limited Partners approved an amendment to the Partnership Agreement that authorized the payment to CRI for substantial services in connection with sales efforts of up to 2% of the sales price of an Apartment Complex or interest therein (in addition to the 1% deferred fee to the individual General Partners), subject to certain conditions and limitations (a "Local Partnership Sales Fee"). The Local Partnership Sales Fee is not payable with respect to a Government-Assisted Apartment Complex unless the sales proceeds received by the Partnership (after repayment of any Purchase Money Note financing applicable to such Apartment Complex) exceed an amount equal to the capital contributions that the
Partnership actually made to the applicable Local Partnership. The Local Partnership Sales Fee is not payable with respect to a non-government-assisted Apartment Complex unless the sales proceeds, together with any cash distributions which the Partnership may have received from the Local Partnership prior to such sale, exceed an amount equal to (i) the gross capital contributions attributable to the Partnership's investment in the applicable Local Partnership (without deduction for Partnership reserves, offering expenses, brokerage commissions and acquisition fees and expenses), plus (ii) a 6% cumulative return on such capital contributions applicable to the Local Partnership. The proposed amendment would leave the existing cap on aggregate sales fees to all parties at the lesser of the competitive rate or 6% of the sales price of an Apartment Complex, but it would permit CRI to receive a larger portion of such fees. The proposal would also eliminate the current restriction on payment of a fee on disposition of a non-government-assisted Apartment Complex if the 6% cumulative return on the Partnership's capital contribution with respect to the Apartment Complex were not achieved. The proposed Disposition Fee would replace and supersede the currently authorized Local Partnership Sales Fee. If the proposed Disposition Fee is approved, Willoughby and Dockser would waive their right to the deferred 1% fee and would be eligible to receive indirectly the Disposition Fee payable to CRI, of which they are the majority shareholders, and Mr. Schwartzberg, a former shareholder of CRI who retired 1990, would also be eligible to receive a portion of the Disposition Fee. The Disposition Fee would be considered a debt of the Partnership, payable prior to any return of capital or any preferred return to the Limited Partners.

     As used in this Consent Solicitation Statement, net sales proceeds means all sale proceeds received by the Partnership from a Local Partnership (which would already reflect payment of any mortgage repayment and transaction costs) from the sale of an Apartment Complex, and after payment of the expenses related to the sale, including, where applicable, the Disposition Fee to CRI. In the case of a sale of the Partnership's interest in a Local Partnership, the net sales proceeds would be deemed to be grossed up to an imputed sale price equal to the price for which the property owned by the Local Partnership would have to sell to produce the same distribution as the Partnership would receive for the sale of its interest in the Local Partnership. See "WHAT YOU SHOULD KNOW BEFORE VOTING ON THE DISPOSITION FEE - Risks of the Disposition Fee." As used in this

Consent Solicitation Statement, sales price means the gross amount of consideration paid by a purchaser for an Apartment Complex or the imputed sales price of the Partnership's interest in a Local Partnership, including any assumption of debt (for purposes of this Consent Solicitation Statement, "imputed sales price" means the amount for which an Apartment Complex would have to be sold to produce the same net proceeds to the Partnership as the offer price for the Partnership's interest in a Local Partnership).

Q:   WHY  IS  THE  MANAGING  GENERAL  PARTNER   PROPOSING  AN  INCREASE  TO  THE
     DISPOSITION FEE AT THIS TIME?

A: In the course of developing disposition strategies for properties in its various public and private portfolios, CRI has learned that it can be difficult to obtain the necessary consents of unrelated managing general partners of Local Partnerships to sell the Apartment Complexes. The Local General Partners may not be inclined to consent to such a sale if the sale would deprive them of management fees payable to them or their affiliates.

     We believe that CRI is in the best position to negotiate with the Local General Partners and to maximize value in connection with a sale of the Apartment Complexes or the Partnership's interest therein. CRI has developed extensive experience negotiating with Local General Partners, directly marketing properties to qualified buyers (particularly in the specialized area of affordable housing), negotiating sales contracts and shepherding sales transactions to closing for over 50 such properties nationwide in CRI's affiliated portfolios in the past five years. We believe that the Partnership should take advantage of this experience and that CRI should be compensated at a market rate for its efforts where CRI takes such an active role in negotiating with the Local General Partners and selling the properties, in the same way that unaffiliated Local General Partners or real estate agents would be compensated for such services.

Q: WHY SHOULD THE PARTNERSHIP AGREEMENT BE AMENDED TO PERMIT CRI TO BE ELIGIBLE TO RECEIVE THE DISPOSITION FEE?

A: When the Partnership was initially formed, we viewed our role in the disposition of the Apartment Complexes as limited to analysis of sales proposals obtained and presented by others (such as the Local General Partners of Local Partnerships or third party brokers). In 1993, CRI sought and obtained the authorization of the Limited Partners to pay CRI a Local Partnership Sales Fee of up to 2% of the sales price of an Apartment Complex or interest therein (in addition to the 1% deferred fee to the individual General Partners) for substantial services rendered in connection with sales efforts, subject to certain conditions and limitations. Since that time, CRI has further developed its expertise in negotiating with unaffiliated Local General Partners, marketing properties, researching applicable government requirements, locating qualified purchasers (especially in the more specialized area of affordable housing) and coordinating successful closings.

     We believe that CRI is now in a better position than the Local General Partners or unaffiliated real estate agents to maximize value in connection with the sale of the Apartment Complexes because of CRI's extensive experience over the past decade in locating and directly marketing similar properties to qualified buyers, negotiating sales contracts and shepherding sales transactions to closing for dozens of such properties nationwide in CRI's affiliated portfolios. We believe that the Partnership should take advantage of this experience and that CRI should be compensated at a market rate (limited to up to 5% of the sales prices) for its efforts where CRI takes such an active role in disposing of the properties in the same way as Local General Partners or real estate agents would have been compensated for such services. The amendment would permit such compensation but would have no impact on the existing provisions in the Partnership Agreement limiting aggregate property disposition fees and commissions to the lesser of the competitive rate payable for similar services or 6% of the sales price of the Apartment Complex. In other words, if CRI receives the proposed Disposition Fee, the Limited Partners would receive the same net distribution upon the sale of Apartment Complexes as if an unrelated third party had performed the same job and received a market rate fee for its services.

Q: DOES THE MANAGING GENERAL PARTNER RECOMMEND THAT I CONSENT TO THE DISPOSITION FEE?

A: Yes. CRI recommends that Limited Partners consent to the Disposition Fee by marking the box entitled "FOR" with respect to the proposal on the enclosed consent card and returning it promptly in the enclosed postage-prepaid envelope or faxing it to the Partnership's consent solicitation agent, MacKenzie Partners, Inc., at (212) 929-0308. CRI, Dockser and Willoughby, however, have conflicts of interest in recommending that the Limited Partners approve the Disposition Fee. For additional information regarding our conflicts of interest, see "WHAT YOU SHOULD KNOW BEFORE VOTING ON THE DISPOSITION FEE -- Interests of Certain Persons in the Disposition Fee."

Q:   WHAT WILL HAPPEN IF THE DISPOSITION FEE IS APPROVED?

A: CRI will have an additional economic incentive to obtain the consents of unrelated Local General Partners, market and sell the Partnership's interests in certain Apartment Complexes or the Apartment Complexes themselves to independent entities, and distribute the net proceeds to the Partners in accordance with the terms of the Partnership Agreement, as amended.

     Subject to market conditions and other factors, it is likely that CRI will seek Limited Partner consent to sell all or substantially all of the assets of the Partnership and/or dissolve the Partnership within 24 months after the date hereof. Pursuant to the Partnership Agreement, CRI must seek a separate consent of a majority in interest of the Limited Partners before selling all or substantially all of the assets at any one time or attempting to dissolve the Partnership.

Q: WILL I OWE ANY FEDERAL INCOME TAX AS A RESULT OF SALES IN CONNECTION WITH THE DISPOSITION FEE?

A: The sale of Apartment Complexes may generate both ordinary income and capital gain or loss to the Limited Partners for United States federal income tax purposes. Distribution of the sale proceeds may result in additional capital gain or loss to the Limited Partners for United States federal income tax purposes. However, these tax consequences would be incurred regardless of whether or not CRI receives the proposed Disposition Fee. Tax matters are very complicated and your tax consequences may depend on your financial situation and whether you purchased your Limited Partner units in the original offering or the secondary market. Please consult your tax advisor to determine the tax consequences of such sales. See "WHAT YOU SHOULD KNOW BEFORE VOTING ON THE DISPOSITION FEE -- Material Federal Income Tax Considerations."

Q:   WHAT IF THE DISPOSITION FEE IS NOT APPROVED?

A: If the Disposition Fee is not approved by the requisite number of Limited Partners, then CRI would not have an additional economic incentive to market and sell the Partnership assets.

CONSENT SOLICITATION PROCESS

Q:   AM I REQUIRED TO VOTE ON THE DISPOSITION FEE?

A: No. You are not required to vote. However, CRI cannot receive the Disposition Fee without the approval of Limited Partners holding at least a majority of the outstanding Limited Partner units entitled to vote. If you fail to send in your consent card, it will have the same effect as a vote "AGAINST" the Disposition Fee.

Q:   HOW LONG DO I HAVE TO CONSENT?

A: You may submit your signed consent card now. Please mark your vote, sign and return the consent card using the enclosed postage pre-paid envelope provided or fax it to the Partnership's consent solicitation agent, MacKenzie Partners, Inc, at (212) 929-0308. In order for your consent card to be accepted, it must be received by 5:00 p.m., Eastern Time, on the Expiration Date, October 17, 2006. See "CONSENT PROCEDURES - Approval Date; Amendment."

Q:   CAN I REVOKE MY CONSENT?

A: Yes. Limited Partners may withdraw or revoke their consent at any time prior 5:00 p.m., Eastern Time, on the Expiration Date. To be effective, a written or facsimile revocation or withdrawal of the consent card must be received by the consent solicitation agent prior to such time and addressed as follows: CRI-I Revocation, c/o MacKenzie Partners, Inc. 105 Madison Avenue, New York, NY 10016; or by facsimile to MacKenzie Partners, Inc. at (212) 929-0308. A notice of revocation or withdrawal must specify the Limited Partner's name and the number of units being withdrawn. After the Expiration Date, all consents previously executed and delivered and not revoked will become irrevocable.

Q:   DO LIMITED PARTNERS HAVE APPRAISAL RIGHTS?

A: Under applicable state law, Limited Partners are not entitled to appraisal rights with respect to the value of their interests. There will not be any procedure by which a Limited Partner can seek an alternative valuation of his or her units, regardless of whether the Limited Partner does or does not consent to the Disposition Fee.

                    -----------------------------------------
            WHAT YOU SHOULD KNOW BEFORE VOTING ON THE DISPOSITION FEE
                    -----------------------------------------

         ---------------------------------------------------------------
The information contained in this Consent Solicitation Statement with respect to the Disposition Fee is qualified in its entirety by reference to the Partnership Amendment. The text of the Partnership Amendment is set forth in "Amendment to the Partnership Agreement."
         ---------------------------------------------------------------

BACKGROUND AND REASONS FOR THE DISPOSITION FEE

     The Partnership was formed in 1981 to invest in real estate by acquiring and holding limited partner interests in limited partnerships ("Local Partnerships"), which in turn own Apartment Complexes. The Partnership originally held interests in 18 Local Partnerships, but currently owns interests in 13 Local Partnerships. In many cases, CRI has found it difficult to obtain the necessary consents of unrelated Local General Partners to proposed sales of Apartment Complexes, often because these Local General Partners do not wish to lose the income stream associates with management fees payable to them or their affiliates. Negotiating to obtain these consents can be a labor intensive and time-consuming process, in addition to the work involved in marketing the Apartment Complexes themselves. CRI has acquired expertise over the past 10 to 15 years in developing disposition strategies for numerous publicly and privately held properties in CRI-affiliated portfolios. Accordingly, CRI feels that it is in a better position to market and successfully sell the Apartment Complexes than the Local General Partners or third party brokers. Consequently, we are recommending that the Limited Partners approve the Disposition Fee. Moreover, the sales of Apartment Complexes have always been a specific business objective of the Partnership, and we believe that the Disposition Fee is consistent with this objective.

     If the Partnership were to continue under its current structure, Limited Partners would likely retain their investment without any significant increase in value or near term exit opportunities. However, possible improvements in economic and market conditions could produce increased cash flow and enhance the sales prices of the Apartment Complexes. Consequently, while we believe that sales obtained by CRI with the additional incentive of the Disposition Fee will achieve more favorable economic results for Limited Partners, we cannot assure you that continuation of the Partnership's business would not produce better results than those obtained with sales without the Disposition Fee.

     We have conflicts of interest in recommending the Disposition Fee (see "Interests of Certain Persons in the Disposition Fee"). No independent third party has reviewed or approved our recommendation. However, we believe that our recommendation is in the best interest of Limited Partners and, therefore, consistent with our fiduciary duties to the Limited Partners. See "THE PARTNERSHIP AND THE GENERAL PARTNERS -- The General Partners -- Fiduciary Duties of the General Partners." Consequently, we recommend that the Limited Partners of the Partnership consent to the proposed Disposition Fee by marking the box entitled "FOR" next to the proposal on the enclosed consent card.

RISKS ASSOCIATED WITH THE DISPOSITION FEE

     In addition to the other information included elsewhere in this Consent Solicitation Statement, the following factors should be considered carefully in determining whether to approve the proposed Disposition Fee.

     Sales of Assets Are Not Subject to Limited Partner Approval. Regardless of whether or not the Limited Partners approve the Disposition Fee, the Limited Partners will have no right or opportunity to vote on the sale of each Apartment Complex and will, therefore, have no right to approve or disapprove the terms of any individual sale. In the past, consistent with the terms of the Partnership Agreement, Limited Partner consent was not necessary to sell interests in a single Apartment Complex. We believe that only a proposal to sell all of the Partnership's remaining assets in a series of fairly contemporaneous dispositions, and dissolve the Partnership, would trigger the need for Limited Partner consent.

     Certain General Partners have Conflicts of Interest. Adoption of the proposed amendment to the Partnership Agreement would result in CRI being eligible to receive an increased fee that is not currently authorized in that the Disposition Fee is greater than the currently authorized Local Partnership Sales Fee and has fewer restrictions on payment. However, the amendment authorizing the Disposition Fee would not change the overall limit on disposition fees and commissions payable to insiders and affiliated parties in the aggregate currently provided for in the Partnership Agreement. In addition, the Disposition Fee would be considered a debt of the Partnership, payable prior to any return of capital or preferred return to the Limited Partners. Under the Partnership's current fee structure, the individual General Partners would not receive the 1% deferred disposition fee from the sale of Apartment Complexes as a result of the level of priority of payment of such fee. Willoughby and Dockser will waive their portion of this fee if the Disposition Fee is approved. For further discussion of the fiduciary duties of the General Partners, see "THE PARTNERSHIP AND THE GENERAL PARTNERS."

     Delay in Receiving Certain Benefits of Sale. The Partnership Agreement authorizes CRI to utilize proceeds from the sales of Apartment Complexes to establish reserves for authorized Partnership purposes. We may reserve some of the remaining undistributed proceeds from the sale of Apartment Complexes for such purposes, such as reserves for unknown liabilities, audit costs, fees and tax return preparation.

     Lack of Independent Representation. The Partnership has not retained an independent representative to act on behalf of the Limited Partners or the Partnership in evaluating the Disposition Fee, including the amendment to the Partnership Agreement. In addition, we do not intend to employ an independent agent to (i) structure and negotiate the terms and conditions (including the consideration to be received) upon which the Partnership's assets will be sold, or (ii) determine what competitive commissions would be for the purpose of determining the amount of a Disposition Fee which the Managing General Partner may be eligible to receive for marketing and selling the properties. The Partnership did not seek to obtain an opinion relating to the fairness to the Limited Partners of the proposed Disposition Fee. There is no assurance that we can obtain better results for the Partnership in the sale of Apartment Complexes than would otherwise be obtained by the Local General Partners or a third party broker. No sales, however, will be made to affiliates of the General Partners.

     Indemnification Under the Partnership Agreement. The Partnership Agreement provides that no General Partner shall be liable to the Partnership or any of the Limited Partners for any act or omission performed or omitted by any General Partner in good faith and in a manner reasonably believed by it to be within the scope of authority granted to it by the Partnership Agreement and in the best interests of the Partnership, provided that the conduct did not constitute fraud, bad faith, negligence or misconduct. As a result of these provisions, Limited Partners may have more restricted rights of action than they would otherwise have if such restrictions had not been included in the Partnership Agreement. In general, the General Partners may not be indemnified under the Partnership Agreement with regard to liabilities arising under federal or state securities laws, rules or regulations, unless the General Partners are successful in defending such action and such indemnification is specifically approved by the court or by opinion of counsel that the matter has been settled by controlling precedent.

     If a claim were made against the General Partners in connection with their actions on behalf of the Partnership with respect to the Disposition Fee, they would most likely seek to be indemnified by the Partnership with respect to such claim. Any expenses (including legal fees) incurred by the General Partners in defending such claim may be paid as they are incurred, which may be prior to the final disposition of such claim, only upon determination by independent legal counsel in a written opinion that indemnification of the General Partner is proper because he or it has met the applicable standard of conduct set forth above. As a result of these indemnification rights, a Limited Partner's remedy with respect to claims against the General Partners relating to right to receive a Disposition Fee could be more limited than the remedies that would have been available absent the existence of these rights in the Partnership Agreement. A successful claim for indemnification, including the expenses of defending a claim made, would reduce the Partnership's assets by the amount paid.

     Right of Unaffiliated Local General Partners to Consent to Proposed Sales. All except two of the thirteen Local Partnerships have Local General Partners unaffiliated with CRI who may have the rights under the Local Partnership Agreements to approve any proposed sale or other disposition of an Apartment Complex. CRI is of the view that the Local General Partners of most if not all of the Local Partnerships will not necessarily cooperate with any reasonable sale proposal concerning their affected Apartment Complexes. CRI will have to negotiate with the unrelated Local General Partners to obtain their consents to any sale of the Apartment Complexes or the Partnership's interest in the Local Partnership. There can be no assurances of its success in such negotiations.

AMENDMENT TO THE PARTNERSHIP AGREEMENT

     The Partnership Agreement currently provides that all fees and any other commissions payable to the individual General Partners (but not CRI) upon the sale of the Apartment Complexes, together with all other property disposition fees and commissions payable upon such sale, may not exceed the lesser of the competitive rate for such services or 6% of the sales price of the Apartment Complexes. Under this cap, CRI is currently entitled to receive a Local Partnership Sales Fee of up to 2% of the sales price of the Apartment Complexes under certain circumstances and the individual General Partners are currently entitled to receive an aggregate fee of 1% of the gross sales proceeds of the Apartment Complexes, the latter payable after the Limited Partners have received a return of all their capital contributions (without deduction for prior cash distributions other than prior distributions of proceeds from any sale or refinancing) and a preferred return. The individual General Partners would also be entitled to obtain from the sales proceeds any such deferred fee with respect to prior sales from which the 1% fee was not paid.

     We believe that the original 1% fee represented compensation for addressing a general disposition strategy, reviewing sale proposals made by Local General Partners and analyzing the effect of such proposals on the Partnership and the Limited Partners. We did not originally contemplate further involvement in the sales process, because we anticipated that Local General Partners, brokers and real estate consultants would be responsible for finding buyers, performing due diligence on prospective purchasers, negotiating terms and conditions, and executing sales. We originally intended that the unaffiliated Local General Partners of the Local Partnerships and/or nonaffiliated real estate agents would perform these services. The Partnership Agreement was amended in 1993 to allow CRI to receive the Local Partnership Sales Fee of up to 2% of the sales price, subject to certain limitations, in connection with the sale of Apartment Complexes. However, this rate is below the rate charged by unaffiliated brokers. Also, CRI has developed more expertise than many commercial brokers with respect to multifamily housing sales, particularly of government-assisted housing. Also, CRI has learned that it is usually necessary to persuade unaffiliated Local General Partners to consent to sales, particularly when the Local General Partner or an affiliate of the Local General Partners receives an income stream from management fees payable by a Local Partnership. Consequently, we are seeking your authorization to amend the Partnership Agreement to permit CRI to be eligible to receive a Disposition Fee of up to 5% of the sales price of Apartment Complexes for its efforts in obtaining Local General Partner consents to sales and/or marketing and closing the sales of Apartment Complexes (which would be payable to CRI on the same basis as such a fee being paid to third parties). Such fee would be payable upon a sale of an Apartment Complex or the Partnership's interest therein and would replace and supersede the currently authorized Local Partnership Sales Fee. Dockser and Willoughby would waive their respective shares of the currently authorized deferred fee of 1% to individual General Partners. This Disposition Fee would be payable as a debt of the Partnership with respect to each property CRI markets and sells prior to any distributions to Limited Partners with respect to their capital contributions or preferred return in the same way as any commissions or fees that would be payable to Local General Partners or third parties for their services. The overall cap on the amount of commissions or property disposition fees equal to the lesser of the competitive rate for such services or 6% of the sales prices of the Apartment Complexes would still apply. In other words, if CRI receives the proposed Disposition Fee, the Limited Partners would receive the same net distribution upon the sale of Apartment Complexes as if an unrelated third party had performed the same services and received a market rate fee for doing so.

     In order to allow the payment of the Disposition  Fee to CRI,  Section 4.02
(a) of the Partnership Agreement would be amended by inserting the following provision at the end thereof:

     "Notwithstanding and in addition to the foregoing, the Managing General Partner may receive a fee (not to exceed 5% of the sales price of an Apartment Complex) from the Partnership or the Local Partnership for services provided by the Managing General Partner and/or its Affiliates in connection with obtaining the consent of a Local General Partner to the sale of an Apartment Complex and/or marketing and sale of an Apartment Complex. Such fee (a "Disposition Fee"), which shall be payable pursuant to Section 4.02(a)(i), shall only be payable upon the sale of an Apartment Complex or a sale of the Partnership's interest in the Local Partnership (a sale in either of such formats is referred to in this Section 4.02(a) as a "sale of an Apartment Complex"), and shall be subject to the following restrictions: (i) all property disposition fees and any other commissions payable upon the sale of any Apartment Complex, inclusive of any fees to the General Partners and/or their Affiliates, shall not exceed the lesser of the competitive rate paid to third parties for similar services or 6% of the sales price of the applicable Apartment Complex, (ii) the Managing General Partner and/or its Affiliates must provide substantial services in connection with the marketing and sales effort (as determined by the General Partners), and (iii) Dockser and Willoughby shall waive their respective shares of the 1% fee payable under Section 4.02(a)(vi) above."

     This amendment to the Partnership Agreement requires the approval of the holders of a majority of the outstanding Limited Partner units in the Partnership on August 1, 2006.

INTERESTS OF CERTAIN PERSONS IN THE DISPOSITION FEE

     General. CRI and the other General Partners have an interest in the Disposition Fee. The General Partners, however, are required to perform their duties consistent with their fiduciary duties to the Limited Partners, in compliance with the terms of the Partnership Agreement, and without regard to whether their affiliates or they have an interest in a proposed transaction. See "THE PARTNERSHIP AND THE GENERAL PARTNERS -- The General Partners -- Fiduciary Duties of the General Partners" for a description of the General Partners' duties with respect to the Partnership.

     In addition, certain affiliates of the Managing General Partner are currently the sole General Partners of two of the thirteen Local Partnerships in which the Partnership holds a limited partner interest. See "-- Affiliates of the Managing General Partner" below.

     The following table sets forth a comparison of the current and proposed compensation arrangements as they relate to the distribution of proceeds from the sale of an Apartment Complex or the Partnership's interest therein.


Current Order of Distributions of Sale                                  Amendment Proposal for Distribution of Sale Proceeds
--------------------------------------                                  ------------------------------------------------------
Proceeds Received by the Partnership                                    Received by the Partnership (in Order of Distribution)
--------------------------------------                                  ------------------------------------------------------
1) to the payment of debts and liabilities of the Partnership           Same, except that the Local Partnership Sales Fee is
(including all expenses of the Partnership incident to the              deleted and a Disposition Fee may be paid to CRI if
Sale Refinancing) other than loans or other debts and                   it performs services otherwise provided by an
liabilities of the Partnership to any Partner or any Affiliate,         unaffiliated broker or consultant.
such debts and liabilities, in the case of a non-liquidating distribution, to be only those which are then required to be paid or, in the judgment of the Managing General Partner,
required to be provided for; plus, subject to certain limitations, payment of the Local Partnership Sales Fee of up to 2% of the
sales price of the Apartment Complexes;

2) to the establishment of any Reserves which the Managing              Same.
General Partner deems reasonably necessary for contingent,
unmatured or unforeseen liabilities or obligations of the
Partnership;

3) to the Limited Partners in the amount of their Capital               Same.
Contributions without deduction for prior cash distributions other than prior distributions of proceeds from any Sale or
Refinancing;

4) to the repayment of any unrepaid loans theretofore made              Same.
by any Partner or any Affiliate to the Partnership for
Partnership obligations and to the payment of any unpaid
amounts owing to the General Partners under this Agreement;

5) to the General Partners in the amount of their Capital               Same.
Contributions;

6) thereafter, for their services to the Partnership, in                Dockser and Willoughby will not be entitled to their
equal shares to Dockser, Schwartzberg and Willoughby (or                respective portions of this fee.
their designees), whether or not any is then a General
Partner, an aggregate fee of 1% of the gross proceeds
resulting from (A) such Sale (if the Proceeds are from
a Sale rather than a Refinancing) and (B) any prior Sales
from which such 1% fee was not paid to Dockser, Schwartzberg or Willoughby or their designees; and

                                       14


Current Order of Distributions of Sale                                  Amendment Proposal for Distribution of Sale Proceeds
--------------------------------------                                  ------------------------------------------------------
Proceeds Received by the Partnership                                    Received by the Partnership (in Order of Distribution)
--------------------------------------                                  ------------------------------------------------------

7) the remainder, 15% to the General Partners (or their                 Same.
assignees) and 85% in the aggregate to the Limited Partners
(or their assignees).

     The Partnership has not retained an independent representative to act on behalf of the Limited Partners or the Partnership in structuring the Disposition Fee, including the amendment to the Partnership Agreement. In addition, we do not intend to employ an independent agent to (i) structure and negotiate the terms and conditions (including the consideration to be received) upon which the Partnership's assets will be sold or (ii) determine what competitive commissions would be for the purpose of determining the amount of a disposition fee which the Managing General Partner may be eligible to receive for marketing and selling the properties. There is no assurance that we can obtain better results for the Partnership in the sale of Apartment Complexes than would otherwise be obtained by the Local General Partner or a third party broker. No sales, however, will be made to affiliates of the General Partners.

     Affiliates of the Managing General Partner.

     The Local Partnerships in which the Partnership is invested were organized by private developers, unaffiliated with CRI, who acquired the sites, or options thereon, applied for mortgage loans and applicable mortgage insurance and/or entered into construction contracts, and who often remain as the Local General Partners in the Local Partnerships. The general partners of the Local Partnerships retain responsibility for maintaining, operating and managing the properties. The Local General Partners may operate other apartment complexes that may be in competition for eligible tenants with the Local Partnerships' apartment complex. However, in the event of non-compliance with a Local Partnerships' Partnership Agreement, the Local General Partner may be removed and replaced with another Local General Partner or with an affiliate of the Partnership's Managing General Partner. In addition, to protect the
Partnership's interest as a limited partner in each Local Partnership, an affiliate of CRI became a general partner ("Affiliated Local Partner") in each Local Partnership. An affiliate of CRI is now the only General Partner in two of the thirteen Local Partnerships in which the Partnership remains invested.

     In addition to the distribution of sales proceeds received by the Partnership set forth above, the affiliates of the Managing General Partner, in their capacities as Affiliated General Partners of the Local Partnerships, are entitled to receive a certain share of distributions and sales proceeds pursuant to the Local Partnerships' Partnership Agreements. The table below sets forth the Affiliated Local Partner's percentage interest in each Local Partnership.

                                         Affiliated Local Partner's
                                         --------------------------
           Name and Location              Share of Profits, Losses
         --------------------             ------------------------
         Of Apartment Complex                 and Distributions
         --------------------                 -----------------

         Capitol Commons                            0.01%
           Lansing, MI

         Chestnut Associates                        0.01%
           Fresno, CA

         Court Place                                0.01%
           Pekin, IL

         Frederick Heights                          2.00%
           Frederick, MD

         Hillview Terrace                           0.06%
           Traverse City, MI

         Linden Place                               0.01%
           Arlington Heights, IL

         New Sharon Woods Apts.                     0.01%
           Deptford, NJ

         Park Glen                                  0.01%
           Taylorville, IL

         Shallowford Oaks                           0.01%
           Chamblee, GA

         Sundance Apts.                             1.00%
           Bakersfield, CA

         Tandem Townhouses                          0.01%
           Fairview Borough, PA

         Warner House                               0.01%
           Warren, OH

         Westwood Village                           0.01%
           New Haven, CT

     The Affiliated Local Partner will receive repayment of any loans it may have made to the Local Partnership prior to distributions to the Partnership. Thereafter, an Affiliated Local General Partner generally will be entitled to a return of its capital contributions and its share of the proceeds from the Sale or Refinancing of the Apartment Complex attributable to its interest in the Local Partnership, only after the Partnership as a limited partner has received a return of its capital contributions and often an additional sum as set forth in each Local Partnership Agreement.

     As of August 1, 2006, the Partnership is the sole limited partner in eleven of the thirteen remaining Local Partnerships. As a limited partner, the Partnership's legal liability for obligations of the Local Partnerships is limited to its investment.

DISPOSITION FEE CONSENT SOLICITATION EXPENSES

     General. The Partnership will pay for the expenses of the solicitation. Expenses are estimated to be as follows:

                       Solicitation/Communication Expenses

      Nixon Peabody LLP Legal Fees                                  $20,000
      MacKenzie Partners, Inc. Fee                                  $ 6,000
      MacKenzie Partners, Inc. estimated out-of-pocket expenses     $ 9,000
      Printers (including postage)                                  $ 5,000
                                                                    -------
      Total                                                         $40,000
                                                                    =======

     Solicitation/Communication Expenses. The term "Solicitation/Communication Expenses" includes expenses such as the costs of mailing and printing this Consent Solicitation Statement, any supplements thereto or other documents related to the Disposition Fee, telephone calls, legal fees, appraisal fees, accounting fees, consent solicitation agent fees and other fees related to the solicitation of consents, as well as reimbursement of expenses incurred by brokers and banks, if any, in forwarding the Consent Solicitation Statement to Limited Partners. The Partnership will pay these expenses whether or not the Disposition Fee is approved.

OTHER CONDITIONS TO THE DISPOSITION FEE

     Legal Opinion. The Partnership Agreement provides that the voting rights to be exercised by the Limited Partners pursuant to this Consent Solicitation Statement (which would be undertaken pursuant to a vote in lieu of a meeting, as provided for in the Partnership Agreement) will not be so exercised unless and until the Limited Partners receive the opinion of counsel satisfactory to a majority in interest of the Limited Partners as to (i) the legality of the vote,
(ii) the absence of personal liability of the Limited Partners as a result of voting, and (iii) the lack of effect of such vote on the Partnership's status for tax purposes. Under the current terms of the Partnership Agreement, the Partnership would be unable to implement the Disposition Fee without obtaining this opinion of counsel.

     The Managing General Partner has proposed that Nixon Peabody LLP, which has served as special counsel to the Partnership, render the opinion, which will be delivered prior to the effectiveness of the solicitation substantially in the form attached hereto. Under the Partnership Agreement, such counsel will be deemed approved if written disapprovals are not received from a majority in interest of the Limited Partners within 45 days of the date hereof. The Partnership Agreement also provides that if Limited Partners holding more than 10% in interest propose alternate counsel, such alternate counsel shall render the required opinion. If the Disposition Fee is approved, but the retention of Nixon Peabody LLP is disapproved, we will propose alternate counsel to the Limited Partners for the rendering of the required legal opinion.

ACCOUNTING TREATMENT

     The Partnership will continue to prepare financial statements in accordance with generally accepted accounting principles and will engage its independent auditors to audit the financial statements.

NO APPRAISAL RIGHTS

     Pursuant to the law of the District of Columbia, a partnership agreement may provide for contractual appraisal rights in connection with certain events. No such appraisal rights, however, are available for Limited Partners of CRI-I because the Partnership Agreement does not provide for appraisal rights. Accordingly, the approval of the Disposition Fee by the affirmative vote of the requisite number of Limited Partners will be binding on all of the Partnership's Limited Partners.

REGULATORY APPROVALS

     No United States federal or state regulatory requirements must be complied with or approvals obtained in connection with CRI-I's Disposition Fee.

                        ---------------------------------
                    THE PARTNERSHIP AND THE GENERAL PARTNERS
                        ---------------------------------

     CRI-I is a limited partnership which was formed under the District of Columbia Limited Partnership Act as of June 1, 1981. On December 31, 1981, the Partnership commenced a public offering for 30,000 units of limited partnership interests. The Partnership sold a total of 24,837 Limited Partner units. As of December 31, 2005, a total of 90 Limited Partner units have been abandoned.

     The Partnership was formed to invest in real estate by acquiring, holding, selling, disposing of and otherwise dealing with limited partner interest in Local Partnerships, which in turn develop, own and operate multi-family apartment complexes (the "Apartment Complexes"). The original objectives of these investments, not necessarily in order of importance, were to:

     (i)  preserve and protect the Partnership's capital;

     (ii) provide current tax benefits to the Partners in the form of tax losses during the early years of the Partnership's operations and equity buildup through periodic payments on the indebtedness secured by the Apartment Complexes;

    (iii) provide capital appreciation through increases in the value of the Partnership's investments; and

     (iv) provide cash distributions from the sale or refinancing of the Partnership's investments and, on a limited basis, from rental operations.

     The Partnership originally made investments in 18 Local Partnerships. As of August 1, 2006, the Partnership retained investments in 13 Local Partnerships.

     CRI-I's principal place of business is 11200 Rockville Pike, Suite 500, Rockville, Maryland, 20852, and its telephone number at such address is (301) 468-9200.

     The following table describes the Apartment Complexes as of August 1, 2006. The table does not reflect Apartment Complexes that had been sold.

           SCHEDULE OF APARTMENT COMPLEXES OWNED BY LOCAL PARTNERSHIPS
             IN WHICH CRI-I HAS AN INVESTMENT AT AUGUST 1, 2005 (1)


             Name and Location                   Number of
             -----------------                   ---------
           Of Apartment Complex                 Rental Units
           --------------------                 ------------

           Capitol Commons                           200
             Lansing, MI
           Chestnut                                   90
             Fresno, CA
           Court Place                               160
             Pekin, IL
           Frederick Heights                         156
             Frederick, MD
           Hillview Terrace                          125
             Traverse City, MI
           Linden Place                              190
             Arlington Heights, IL
           New Sharon Woods Apts.                     50
             Deptford, NJ
           Park Glen                                 125
             Taylorville, IL
           Shallowford Oaks                          204
             Chamblee, GA
           Sundance Apts.                             60
             Bakersfield, CA
           Tandem Townhouses                          48
             Fairview Borough, PA
           Warner House                               60
             Warren, OH
           Westwood Village                           48
             New Haven, CT
           TOTAL                                   1,516
                                                   =====

(1) All properties are multifamily housing complexes. No single tenant rents 10% or more of the rentable square footage. Residential leases are typically one year or less in length, with varying expiration dates, and substantially all rentable space is for residential purposes.

THE GENERAL PARTNERS

     Managing General Partner. C.R.I., Inc., the Managing General Partner, is a Delaware corporation which was organized in 1974 and has its principal place of business in Rockville, Maryland. C.R.I., Inc. serves or served as a general partner in over 200 partnerships which have offered and sold limited partnership interests totaling over $1 billion.

     General Partners. The remaining General Partners are current or former directors, executive officers or shareholders of the Managing General Partner (Martin C. Schwartzberg retired in 1990 and does not participate in management). Listed below is the biographical information of the individuals currently involved in CRI-I's management and Mr. Schwartzberg.

     William B. Dockser, 69, has been the Chairman of the Board and a Director of CRI since 1974. Prior to forming CRI, he served as President of Kaufman and Broad Asset Management, Inc., an affiliate of Kaufman and Broad, Inc., which managed publicly held limited partnerships created to invest in low and moderate income multifamily apartment properties. Prior to joining Kaufman and Broad, he served in various positions at HUD, culminating in the post of Deputy FHA Commissioner and Deputy Assistant Secretary for Housing Production and Mortgage Credit, where he was responsible for all federally insured housing production programs. Before coming to the Washington, D.C. area, Mr. Dockser was a practicing attorney in Boston and served as a special Assistant Attorney General for the Commonwealth of Massachusetts. He holds a Bachelor of Laws degree from Yale University Law School and a Bachelor of Arts degree, cum laude, from Harvard University.

     H. William Willoughby, 59, has been President, Secretary and a Director of CRI since January 1990 and was Senior Executive Vice President, Secretary and a Director of CRI from 1974 to 1989. He is principally responsible for the financial management of CRI and its associated partnerships. Prior to joining CRI in 1974, he was Vice President of Shelter Corporation of America and a number of its subsidiaries dealing principally with real estate development and equity financing. Before joining Shelter Corporation, he was a senior tax accountant with Arthur Andersen & Co. He holds a Juris Doctor degree, a Master of Business Administration degree and a Bachelor of Science degree in Business Administration from the University of South Dakota.

     Martin C. Schwartzberg, 64, served as President and Director of CRI before his retirement in 1990. Prior to founding CRI in 1974, he served as Executive Vice President of Kaufman and Broad Asset Management, Inc. He previously served at the United States Department of Housing and Urban Development in various senior advisory positions. Since leaving CRI in 1990, he has worked as President of National Foundation for Affordable Housing Solutions. He holds an LLB degree from George Washington University and a Bachelor of Arts from the College of Emporia.

     Fiduciary Duties of the General Partners. The General Partners of the Partnership have fiduciary duties to the Partnership under District of Columbia law in addition to the specific duties and obligations imposed upon them under the Partnership Agreement. Subject to the terms of the Partnership Agreement, the General Partners, in managing the affairs of the Partnership, are expected to exercise good faith and integrity with respect to the affairs of the Partnership, must make full disclosure in their dealings with the Partnership and must disclose to the Partnership any benefit or profit derived by them from any transaction connected with the Partnership. Under these fiduciary duties, the General Partners are obligated to act in the best interests of the Partnership, especially where consummation of such transactions may result in their interests being opposed to, or not aligned with, the interests of the Limited Partners.

     Role of the General Partners. The Managing General Partner manages and controls the day to day operations of the Partnership, and has general responsibility and overall authority over matters affecting the interests of the Partnership. The Managing General Partner is responsible for cash management, filing of tax returns, all accounting and recordkeeping, and all communications between the Partnership and the Limited Partners. The General Partners have joint and several liability for the Partnership's obligations. However, by contract among the General Partners, Martin C. Schwartzberg has not played an active role in the Partnership's management since he retired from CRI in 1990.

     Role of the Limited Partners. Limited Partners of the Partnership may not participate in management of the Partnership without subjecting themselves to potential liability as a general partner.

THE INITIAL LIMITED PARTNERS

The initial limited partners were Dean A. Jacobsen, a former employee of CRI (who subsequently transferred his interest to Susan Jacobsen in 2003), and Rockville Pike Associates Limited Partnership (f/k/a Rockville Pike Associates Ltd.), a limited partnership formed under the Uniform Limited Partnership Act of the State of Maryland in 1981, as said limited partnership is constituted from time to time. Its general partners are Dockser, Schwartzberg and Willoughby, and its limited partners consist of former CRI employees.

FEES OF THE GENERAL PARTNERS

     In accordance with the Partnership Agreement, the one or more of the General Partners or their affiliates receive or received the following fees:

     Acquisition Fee and Initial Management Fee. In accordance with the Partnership Agreement, the Partnership paid CRI a fee for services in with the review, selection, evaluation, negotiation and acquisition of the interests in Local Partnerships. This fee amounted to $993,480, which was capitalized and is being amortized over a 40-year period using the straight-line method.

     Expense Reimbursement and Additional Management Fee payable to the Managing General Partner or Affiliate for Managing the Business of the Partnership. The Managing General Partner or its affiliates are reimbursed for direct travel and telephone expenses on Partnership business and direct out-of-pocket expenses incurred in rendering legal, accounting, bookkeeping, computer, printing and public relations services, which services could be performed by independent parties. The Partnership paid the Managing General Partner $190,152 in 2005 as direct reimbursement of expenses incurred on behalf of the Partnership and $136,701 in 2004.

     In addition, the Partnership is obligated to pay the Managing General Partner an annual incentive management fee after the payment of all other Partnership expenses. For each of the years ended December 31, 2005 and 2004, the Partnership paid the Managing General Partner a Management Fee of $95,208.

     Apartment Complex Management Fees Payable to an Affiliate of the Managing General Partner Partners by the Local Partnerships. Affiliates of the Managing General Partner may provide on-site property management services with respect to the Apartment Complexes. Such property management fees, together with any amounts reimbursed to any affiliates for property management which are allocable to the Apartment Complex, shall not exceed 5% of the Apartment Complex's gross rental income, unless a higher amount has been approved by HUD, the state agency or the mortgage lender for the Apartment Complex. An affiliate of the Managing General Partner is a joint venture member of the entity that is the property management agent for the Frederick Heights Apartment Complex. From July 2005 when the contract commenced, the affiliate has received $26,478 from the joint venture for its share of the property management services at Frederick Heights.

     Fees Payable to the Individual General Partners upon Sales of Local Partnership Interests or Apartment Complexes. The individual General Partners only (not CRI) are currently entitled to an aggregate fee for their services to the Partnership equal to 1% of the gross proceeds resulting from the sale of an Apartment Complex, which selling price includes:

(i)  any cash down payments received by the Local Partnerships;
(ii) the amounts of any assumed mortgage indebtedness on the Apartment Complexes

     Such fee is payable to the individual General Partners only after:

     (1) the Limited Partners have received a return of their Capital Contributions to the Partnership ("Capital Contributions"), without deduction for prior cash distributions other than prior distributions of Sale and Refinancing Proceeds ["Limited Partners" includes the Initial Limited Partners];
     (2) the repayment of any unrepaid loans made by any Partner or any Affiliate to the Partnership or other amounts owing to the General Partners under the Agreement; and
     (3)  the return of Capital Contributions to the General Partners.

     CRI believes that the original 1% fee represented compensation for addressing a general disposition strategy, reviewing sale proposals made by Local General Partners and analyzing the effect of such proposals on the Partnership and the Limited Partners. It did not originally contemplate further involvement in the sales process, because it anticipated that Local General Partners, brokers and real estate consultants would be responsible for finding buyers, performing due diligence on prospective purchasers, negotiating terms, and executing sales. CRI originally intended that the unaffiliated Local General Partners of the Local Partnerships and/or nonaffiliated real estate agents would perform these services.

     The Partnership Agreement was amended in 1993 to allow CRI to receive the Local Partnership Sales Fee of up to 2% of the sales price, subject to certain limitations, in connection with the sale of Apartment Complexes. However, this rate is below the rate charged by unaffiliated brokers. Also, CRI has developed more expertise than many commercial brokers with respect to multifamily housing sales, particularly of government-assisted housing. Moreover, with respect to eleven of the thirteen remaining Local Partnerships, the Managing General Partner may have to negotiate with the unaffiliated Local General Partner to obtain consent for a sale, as the Local General Partner generally has an incentive to prevent a sale so as to retain an income stream of management fees to it and/or its affiliates.

     Consequently, we are seeking your authorization to amend the Partnership Agreement to permit CRI to be eligible to receive a Disposition Fee of up to 5% of the sales price of Apartment Complexes for its efforts in negotiating with the Local General Partners and/or marketing and selling the Apartment Complexes (which fee would be payable to CRI on the same basis as such a fee being paid to third parties). The overall cap on the amount of commissions or property disposition fees equal to the lesser of the competitive rate for such services or 6% of the sales prices of the Apartment Complexes would still apply. In other words, if CRI receives the proposed Disposition Fee, the Limited Partners would receive the same net distribution upon the sale of Apartment Complexes as if an unrelated third party had performed the same services and received a market rate fee for doing so. As with the payment of a sales commission to a third party real estate broker, this incentive fee is payable upon the sale of a Partnership property and would not be deferred. Consequently, the fee would be considered a debt of the Partnership, payable prior to any return of capital or preferred return to the Limited Partners. In addition, Dockser and Willoughby will waive their respective portions of the currently authorized property disposition fee of 1%.

MARKET FOR THE LIMITED PARTNER UNITS

     The Limited Partner units are not listed on any national or regional securities exchange or quoted on the Nasdaq Stock Market, and there is no established public trading market for the Limited Partner units. Secondary sales activity for the Limited Partner units has been limited and sporadic.

                   ------------------------------------------
               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT
                   ------------------------------------------

GENERAL

     As of the record date, the Equity Resource Investments LLC and its affiliates owned 5004.25 Limited Partner units, or approximately 20.21% of the outstanding Limited Partner units. See "WHAT YOU SHOULD KNOW BEFORE VOTING ON THE DISPOSITION FEE - Background and Reasons for the Disposition Fee."

OWNERSHIP INTERESTS OF THE GENERAL PARTNERS IN THE PARTNERSHIP

------------------

     The following table sets forth certain information concerning all Limited Partner units of the Partnership directly or beneficially owned as of August 1, 2006 by each General Partner, each director of the Managing General Partner, and by all directors and officers of the Managing General Partner as a group.

                                                                % of total
           Name of                    Amount and Nature       Limited Partner
       Beneficial Owner            of Beneficial Ownership     units issued
       ----------------            -----------------------    ---------------
       C.R.I., Inc.                         None                  0.00%
       William B. Dockser                   None                  0.00%
       H. William Willoughby                None                  0.00%
       Martin C. Schwartzberg               None                  0.00%
       All General Partners,
         Directors and Officers
          as a Group (3 persons)            None                  0.00%

                               CONSENT PROCEDURES

                                  -------------

     The consent of each Limited Partner is important. Each Limited Partner is urged to mark, date and sign the enclosed consent card and return it in the enclosed postage prepaid envelope or fax it to MacKenzie Partners at (212) 929-0308. If you require assistance completing the consent card, please call Susan T. Backman, Vice President of Investor Communications of CRI, toll free at
(800) 678-1116.

TIMING AND VOTE TABULATION OF THE CONSENT SOLICITATION

     The vote of the Limited Partners with respect to the Disposition Fee will be tabulated on an ongoing basis until 5:00 p.m., Eastern Time, on the Expiration Date, October 17, 2006. The votes will be tabulated by MacKenzie Partners, which is not affiliated with the Partnership or the General Partners.

RECORD DATE AND OUTSTANDING LIMITED PARTNER UNITS

     The Disposition Fee consent solicitation is being submitted for approval to Limited Partners as of the record date. The record date is August 1, 2006 for the Partnership for determining the Limited Partners entitled to consent to the Disposition Fee. Accordingly, only record date Limited Partners will be entitled to consent to the Disposition Fee. At the record date, 24,747 CRI-I Limited Partner units were held of record by approximately 1,349 Limited Partners.

     Each Limited Partner is entitled to one vote for each unit of Limited Partner interest held. Accordingly, the number of Limited Partner units entitled to vote with respect to the Disposition Fee is equivalent to the number of Limited Partner units held of record at the record date.

APPROVAL DATE; AMENDMENT

     This Consent Solicitation Statement and enclosed consent card constitute the General Partners' notice to Limited Partners of the proposal concerning the Disposition Fee. Each Limited Partner has until 5:00 p.m., Eastern Time on the Expiration Date to inform the vote tabulator whether such Limited Partner wishes to vote for, against or abstain from voting on the Disposition Fee. We ask that each Limited Partner vote by completing and returning the enclosed consent card accompanying this Consent Solicitation Statement in the manner described below.

     Notwithstanding anything to the contrary set forth in this Consent Solicitation Statement, CRI reserves the right, at any time prior to effectiveness of the Disposition Fee, to amend or terminate the solicitation, or to delay accepting consent cards.

CONSENT CARD AND VOTE REQUIRED

     Approval of the Disposition Fee by the Partnership requires the affirmative vote of a majority of the 24,747 outstanding Limited Partner units of the Partnership as of the record date. Accordingly, 12,374 Limited Partner units must be voted in favor of the Disposition Fee for it to be approved by the Partnership.

     Limited Partners who wish to vote "FOR" the Disposition Fee should complete, sign and return the consent card. A consent card has been prepared for each Limited Partner and is enclosed with this Consent Solicitation Statement. Consent cards must be delivered in person, by mail, by facsimile or other delivery service to the consent solicitation agent at the following address on, or prior to, 5:00 p.m., Eastern Time, on the Expiration Date, October 17, 2006:

If in person, or by mail:                   If by facsimile:
MacKenzie Partners, Inc.                    (212) 929-0308
105 Madison Avenue
New York, NY 10016


            --------------------------------------------------------
             If you require assistance completing the consent card, please call Susan T. Backman, Vice President of Investor Communications of CRI,
                          toll free at (800) 678-1116.


     A consent card shall be deemed to have been "returned" to the Partnership on the date that it is delivered in person, by facsimile or received by MacKenzie Partners via mail or other delivery service. Limited Partners who sign and return the consent card without indicating any vote will be deemed to have voted "FOR" the proposal listed thereon. The failure to return a consent card or abstaining from voting with respect to the Disposition Fee proposal will have the same effect as a vote "AGAINST" the Disposition Fee.

     Limited Partners who wish to vote "AGAINST" the proposal should also complete and return the consent card in the manner described above.

     Limited Partners will not be entitled to appraisal rights. See "WHAT YOU SHOULD KNOW BEFORE VOTING ON THE DISPOSITION FEE -- No Appraisal Rights."

     The delivery of a consent card will not affect a Limited Partner's right to sell or transfer such person's Limited Partner units in the Partnership.

     All questions as to the form of all documents and the validity (including time of receipt) of all approvals will be determined by the Managing General Partner. Such determinations shall be final and binding. The Managing General Partner reserves the absolute right to waive any of the conditions of the Disposition Fee or any defects or irregularities in any approval of the Disposition Fee or preparation of the form of consent card. The Managing General Partner's interpretation of the terms and conditions of the proposed Disposition Fee and the Partnership Amendment will be final and binding. The Managing General Partner shall be under no duty to give notification of any defects or irregularities in any approval of the Disposition Fee or preparation of the form of consent card and shall not incur any liability for failure to give such notification.

REVOCABILITY OF CONSENT

     Limited Partners may withdraw or revoke their consent as to any or all of the proposals listed on the consent card at any time prior to 5:00 p.m., Eastern Time on the Expiration Date. To be effective, a written or facsimile revocation or withdrawal of the consent card must be received by the consent solicitation agent prior to such time and addressed as follows: MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016, or by facsimile to (212) 929-0308. A notice of revocation or withdrawal must specify the Limited Partner's name, the number of Limited Partner units being withdrawn and to which proposal or proposals the revocation applies.

SOLICITATION OF CONSENTS; SOLICITATION EXPENSES

     Votes of Limited Partners may be solicited by the Managing General Partner. Costs of solicitation will be paid by the Partnership. See "WHAT YOU SHOULD KNOW BEFORE VOTING ON THE DISPOSITION FEE -- Disposition Fee Consent Solicitation Expenses." The Partnership has retained MacKenzie Partners, Inc., as the consent solicitation agent. The Managing General Partner or MacKenzie Partners, Inc. will administer the delivery of information to Limited Partners. MacKenzie Partners, Inc. will be paid regardless of the outcome of the vote.

EFFECT OF A FAILURE TO APPROVE THE DISPOSITION FEE

     If the requisite number of Limited Partner units does not approve the Disposition Fee, then CRI would not have an additional economic incentive to market and sell the Partnership assets. Consistent with its fiduciary duties, CRI will evaluate the market conditions periodically to examine opportunities available to the Partnership.

                           INCORPORATION BY REFERENCE

     The Partnership is subject to the informational requirements of Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, statements and other information can be inspected and copied at prescribed rates from the public reference facilities maintained by the Commission at 100 F Street, NE, Washington, D.C., 20549 Such material may also be accessed on the World Wide Web through the Commission's Internet addresses at http://www.sec.gov.

     The following documents filed with the Commission by the Partnership (File No. 000-11149) pursuant to the Securities Exchange Act of 1934, as amended, are incorporated by reference in this Consent Solicitation Statement and are delivered herewith:

     1. CRI-I's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005; and

     2. CRI-I's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006.

     A copy of the Partnership's Annual Report on Form 10-KSB and Quarterly Report on Form 10-QSB are available without charge upon written request to CRI's Investment Communications Group at 11200 Rockville Pike, Suite 500, Rockville, MD 20852.

     No persons have been authorized to give any information or to make any representations other than as contained in this Consent Solicitation Statement in connection with the solicitations of consents for the Disposition Fee and, if given or made, such information or representations must not be relied upon as having been authorized by the Partnership. This Consent Solicitation Statement does not constitute the solicitation of consent by anyone in any jurisdiction in which such solicitation is not authorized or in which the person making such solicitation is not qualified to do so or to any person to whom it is unlawful to make such solicitation. The delivery of this Consent Solicitation Statement shall not under any circumstances create an implication that there has been any change in the affairs of the Partnership since the date hereof or that the information herein is correct as of any time subsequent to its date.

                                     -------

                                    APPENDIX

                                     -------

Appendix A -- Form of Legal Opinion of Nixon Peabody LLP

                                   Appendix A

                                 Form of Opinion

                                 August 18, 2006


Limited Partners of Capital Realty Investors, Ltd.

          Re: Exercise of Voting Rights in connection with Consent Solicitation Statement

     We represent Capital Realty Investors, Ltd. (the "Limited Partnership") in connection with the proposed solicitation of consents on the proposals outlined in the Consent Solicitation Statement dated August 18, 2006 (the "Consent
Solicitation Statement"). We have been asked to render the opinion required pursuant to Section 10.03 of the Limited Partnership Agreement of the Limited Partnership dated as of March 23, 1982 (the "Limited Partnership Agreement").

     Although we have acted as special counsel to the Limited Partnership with respect to the Consent Solicitation Statement, we do not act as counsel to the Limited Partnership as to all matters and, therefore, may be unaware of certain of its business dealings.

     We have reviewed the following documents in connection with the opinions rendered below:

     1.   The Consent Solicitation Statement; and

     2.   The Limited Partnership Agreement.

     In addition, we have reviewed the following statutes and regulations and relevant judicial and administrative interpretations thereof:

     1. The District of Columbia Revised Uniform Limited Partnership Act ("DCRULPA"), as currently in effect, and related District of Columbia case law; and

     2. The United States Internal Revenue Code, as currently in effect, and related regulations, rulings and case law.

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     In such  examinations,  we have assumed the  genuineness  of  signatures on documents and instruments, the authenticity of documents submitted to us as originals, the conformity to originals of documents submitted to us as copies and the truthfulness of all statements of fact contained therein. As to certain factual matters involved in rendering the opinions set forth herein, we have relied upon certificates of certain governmental authorities setting forth such matters, signed by an official or authorized representative of the particular government or authority, and certificates and representations of officers of the Managing General Partner of the Limited Partnership.

     Based solely upon the above review, it is our opinion that:

     1. The exercise of the voting rights pursuant to Section 10.02(a) of the Limited Partnership Agreement by the Limited Partners contemplated by the Consent Solicitation Statement is authorized under the provisions of the Limited Partnership Agreement and the DCRULPA.

     2. The exercise of such voting rights by Limited Partners will not subject the Limited Partners to liability as general partners under the DCRULPA.

     3. The exercise of such voting rights may be effected without changing the status of the Limited Partnership as a partnership for tax purposes.

     Members of our firm are members of the Bar of the District of Columbia, and the opinions expressed herein are limited to the laws of the District of Columbia (not including the state securities or blue sky laws of the District of Columbia) and the federal laws of the United States of America. We assume no obligations to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

     The addressees may rely on this opinion in connection with the exercise of their voting rights as herein described. No other person may rely on this opinion without our prior written consent.

                                            Yours truly,

                                            /s/ Nixon Peabody LLP

                                            Nixon Peabody LLP

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                                       34



                         CAPITAL REALTY INVESTORS, LTD.

                                  CONSENT CARD

          THIS CONSENT IS SOLICITED BY THE MANAGING GENERAL PARTNER OF
                         CAPITAL REALTY INVESTORS, LTD.

     C.R.I., Inc., the Managing General Partner of Capital Realty Investors, Ltd., a District of Columbia limited partnership (the "Partnership"), is proposing an amendment of the Partnership Agreement to permit the payment to the Managing General Partner of an increased Disposition Fee.


                     --------------------------------------

              THE MANAGING GENERAL PARTNER RECOMMENDS THAT LIMITED
         PARTNERS CONSENT TO THE DISPOSITION FEE PROPOSAL BY MARKING THE
                               BOX ENTITLED "FOR".

                     --------------------------------------


Proposal:

     To approve the amendment of the Partnership Agreement to permit the Managing General Partner to be eligible to receive an increased property disposition fee from the Partnership on the same basis as such fees may currently be paid to Local General Partners, real estate brokers or other third parties employed to sell properties in which the Partnership holds interests, to the extent that CRI markets and sells Partnership assets ("Disposition Fee").

     The undersigned hereby votes all Limited Partner units directly or beneficially owned by the undersigned as follows:

        ----------------        ----------------        ----------------
            [ ] FOR               [ ] AGAINST              [ ] ABSTAIN
        ----------------        ----------------        ----------------


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                                       35


     The Limited Partner units represented by this consent card will be voted in accordance with the election specified by the Limited Partner named below. ANY PROPERLY EXECUTED CONSENT CARD ON WHICH A CHOICE IS NOT INDICATED WILL BE VOTED "FOR" THE DISPOSITION FEE. FAILURE TO RETURN A CONSENT CARD OR ABSTENTION FROM VOTING WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE DISPOSITION FEE.


     The undersigned hereby acknowledges receipt of the Consent Solicitation Statement, dated August 18, 2006 from the Managing General Partner.




                                   --------------------------------------
                                   Signature



                                   --------------------------------------
                                   Signature
                                   Title:

                                   Dated:


     Sign exactly as addressed to you. Joint owners should each sign. If signing as executor, administrator, attorney, trustee, or guardian, please include your full title. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in the name of authorized person. Please see reverse side for instructions on returning this card.



                  YOUR VOTE IS IMPORTANT. PLEASE ACT PROMPTLY.


                  ---------------------------------------------

      PLEASE SIGN AND DATE THIS CONSENT CARD AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE OR FAX IT TO (212) 929-0308 BY 5:00 P.M., EASTERN
     TIME, ON OCTOBER 17, 2006 (UNLESS SUCH DATE AND/OR TIME IS EXTENDED IN
              THE SOLE DISCRETION OF THE MANAGING GENERAL PARTNER).

                  ---------------------------------------------





The Consent Solicitation Agent:   Mackenzie Partners, Inc.
                                  105 Madison Avenue
                                  New York, NY 10016